Exhibit 10.44

Unsecured Promissory Note

August 22, 2024	Principal Amount: $2,000,000

In exchange for the principal sum of two million dollars ($2,000,000) (the “Principal Amount”) loaned to Innventure, LLC, a Delaware limited liability company (the “Borrower”), by John Scott, an individual (the “Lender”), the Borrower hereby promises to pay to the Lender the Principal Amount, together with accrued interest thereon pursuant to the terms and conditions set forth in this note (this “Note”).

1.  Bridge Financing Intent.  The Borrower is a party to a Business Combination Agreement (the “Business Combination Agreement”), dated October 24, 2023, by and among Learn SPAC Holdco, Inc., Learn CW Investment Corporation, LCW Merger Sub, Inc., Innventure Merger Sub, LLC, and the Borrower, providing for a proposed business combination transaction involving the Borrower and pursuant to which Learn SPAC Holdco, Inc. will be the resulting public company and will be renamed Innventure, Inc. (such entity following the closing of the transactions contemplated by the Business Combination Agreement, the “Resulting Issuer” and such transaction, the “SPAC Transaction”).  This Note is intended to provide bridge financing until the consummation of the SPAC Transaction.

2.  Disbursement of Principal Amount. Advances (as defined below) under this Note shall be made in multiple Advances to be made upon written request of the Borrower.  Amounts that are borrowed and repaid may not be re-borrowed.  Any amount disbursed pursuant to this Section 2 shall be deemed to be the “Loan” for the purposes hereof. “Advance” shall mean any amount disbursed by the Lender to the Borrower, which comprises the Loan and the repayment thereof is evidenced by this Note.

3.  Interest.  Interest shall accrue on the outstanding principal amount of this Note at the rate of eleven and half percent (11.5%) per annum unless and until there is no Event of Default (defined below).  Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

4.  Payment. Subject to Section 4, the Borrower shall repay the outstanding principal amount of this Note and accrued interest thereon on the earlier of (a) October 15, 2024 and (b) the first business day following the date the SPAC Transaction is consummated (the “Maturity Date”).

5.  Right to Receive Equity.  The Lender shall have the right to elect to receive equity in the Resulting Issuer in lieu of receipt of cash repayment of all amounts due under this Note at the time of conversion (the “Payment Amount”).  Such equity shall be in shares of Series A Preferred Stock, with a par value of $0.0001 per share, of the Resulting Company (“Preferred Stock”) in the amount of the Payment Amount divided by the Original Issue Price (as that term is defined in Exhibit A), with substantially the same terms as the designations, powers, preferences and other rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock set forth on Exhibit A hereto. The Borrower shall provide the Lender with written notice at the email address set forth below the Lender’s signature of the estimated date of the consummation of the SPAC Transaction at least twenty (20) days in advance of such date.  Within five (5) days of receipt of such notice, the Lender shall provide the Borrower with written notice at the email address set forth below the Borrower’s signature of whether he elects to exercise his right to receive equity in lieu of cash pursuant to this Section 4.

6.  Prepayment.  The Borrower shall have the right at any time and from time to time to prepay this Note in whole or in part without premium or penalty prior to the Maturity Date.

7.  Default.  If the Borrower fails to pay any amount due under this Note on the Maturity Date (such unpaid amount, the “Default Amount”), such failure shall constitute an event of default under this Note (an “Event of Default”).  If an Event of Default occurs and is continuing, interest shall accrue on the Default Amount at a rate of two percent (2%) per annum in excess of the interest payable on the Loan pursuant to Section 3 hereof from the date that the Event of Default occurs through the date that the Default Amount and any unpaid interest thereon is paid in full.  Such interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

8.  Remedies.  No delay or omission on part of the Lender in exercising any right hereunder shall operate as a waiver of any such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

9.  Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT OR HE MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OR OTHER AGENT (INCLUDING ANY ATTORNEY) OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT/HE AND THE PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time any interest rate applicable to the Loan, together with all fees, charges and other amounts which are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, any rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and credited to the principal balance of such Loan, and the provisions hereof shall immediately be reformed and the amounts thereafter decreased to the extent necessary to comply with the applicable usury laws, but so as to permit the recovery of the fullest amount otherwise due under this Note.

12.  Amendment; Waiver.   This Note may only be amended by a written instrument signed by both parties.  No waiver of any provision of this Note shall be effective unless it is in writing and signed by the party waiving such provision. No waiver of any provision of this Note shall be construed as a waiver of any other provision or of the same provision on another occasion.

13.  Assignment.  This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

14.  Entire Agreement.  This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first above written.

INNVENTURE, LLC

By:	/s/ Gregory W. Haskell
Name:	Gregory W. Haskell
Title:	Chief Executive Officer
Email:	legalnotices@innventure.com

Acknowledged and agreed as of the date first written above:

/s/ John Scott
John Scott
Email:	jscott@innventure.com